                                                                   Exhibit 10.13


                               Viewbar Agreement

                          (Revised December 1, 1999)

                IMPORTANT Terms, Conditions and Privacy Policy

                    of the AllAdvantage.com Viewbar Service


                               AGE RESTRICTION:
                               ----------------
If you are under 18 years old, you need to obtain your parent's consent before downloading the Viewbar software or using the Viewbar Service. See our
                    Parental Consent Form for instructions.

IMPORTANT NOTICE: These terms may vary from the terms in place when you initially expressed interest in the AllAdvantage.com Service. These terms supersede any prior advertisements, agreements or communications between You and AllAdvantage.com.

 PLEASE READ THE ENTIRE AGREEMENT SET OUT IN THE PAGES BELOW BEFORE PROCEEDING.

Our Goal. AllAdvantage.com is enabling its Members and businesses to interact in more sophisticated and effective ways while maintaining its members' privacy intact. To do so, AllAdvantage.com is making available to consumers its proprietary communications device, the Viewbar(TM) computer program. AllAdvantage.com wants to reward you, as consumer, for the time you spend actively surfing the Internet and viewing advertisements. Due to the evolutionary nature of this business approach, the rates and terms of the compensation that AllAdvantage.com will be able to pay to Members may vary over time. Please read these terms and conditions and our Privacy Policy carefully.

You ("You" or "Member") must download and install the Viewbar(TM) software in order to participate in the Viewbar(TM) Service ("the Service"). In order to receive the Viewbar software ("Viewbar software" or "Software"), You must complete the membership form and read and agree to the terms and conditions of this agreement ("Agreement" or "Viewbar Agreement") by clicking "I Accept."

This is an Agreement between You and AllAdvantage.com, Inc. and its subsidiaries ("AllAdvantage" or "we").
  ------------

If You do not agree to all the terms of this Agreement including our privacy policy, AllAdvantage is unwilling to offer You the Service or a License to use the Viewbar software. You should click on the "I Decline" button to stop the software download process.

Index to This Agreement:
------------------------
     A.        Our Privacy Policy[link]

     B.        Updates to This Agreement [link]
     C.        Basic Requirements for Membership in the Viewbar Service[link]
     D.        Your Relationship with AllAdvantage [link]
     E.        Using the Viewbar Software [link]
     F.        The Referral Program (includes the SPAM policy) [link]
     G.        Payment Issues [link]
     H.        Your Relationship with Advertisers [link]
     I.        Software License [link]
     J.        Disclaimer of Warranties [link]
     K.        Limitation of Liability [link]
     L.        Force Majeure [link]
     M.        Governing Law and Other Terms [link]
     N.        Contacting Us [link]

A.  Our Privacy Policy.
-----------------------

The purpose of AllAdvantage is to take advantage of Internet technology to enable businesses to interact with consumers in highly personalized ways without forfeiting the privacy of the consumer. As such, privacy is at the core of AllAdvantage. This statement outlines our privacy program and its terms are incorporated into this Agreement. We welcome your input about our policy. Give us your feedback at privacy@alladvantage.com.

 .    About Us. All information collected as a result of your membership in
     AllAdvantage.com will be controlled by AllAdvantage.com, Inc. AllAdvantage may transfer or share your information within the AllAdvantage group of international subsidiaries ("AllAdvantage Group") as part of a transfer of your membership agreement. It will only do this to improve the administration of the services. At all times the companies that make up the AllAdvantage Group ("We") will follow this privacy policy.

 .    Disclosures of Your Information. We do not give, sell, rent, share, or trade any identifiable personal information regarding our members to any third party, with the exception of third-party contractors and service providers who work with AllAdvantage to provide the Viewbar software, and other services, and who are strictly prohibited from later use of the information that they may have access to. AllAdvantage may share non-personal aggregate, or summary, information regarding its members with partners or other third parties. We can-and you authorize us to - disclose personal information to local, state, or federal law enforcement officials when required to do so by public authorities or when we believe in good faith that the law requires it.

 .    Information We Collect as Part of General Membership.

     Online Registration Form. In our online registration form, we require you
     ------------------------
     to provide us with your full name, full street address, email address and a password. In addition, we require your city of birth, birth date, and a password question with its corresponding answer, so that we may identify you if you ever lose your password. We will process this information to determine your eligibility for certain services such as the Viewbar, administer your membership, to provide the Viewbar Service and other services to you and to provide you with the full benefits of membership as detailed below.

     Shopping and Promotions. We may ask you for personal information at other
     ------------------------
     times, including, but not limited to, when you enter a sweepstakes, contest or promotion sponsored by AllAdvantage and/or when you report a problem with any of our services. Personal information gathered in this way will be used solely for the transaction itself unless otherwise specifically explained at the time the information is collected. Express consent to other uses of this information will be sought that time. AllAdvantage may retain and reference aggregate information about member preferences gathered in these ways.

 .    Information We Collect as Part of the Viewbar Service.

     Information Gathered in the Viewbar Service.  While you are using the
     --------------------------------------------
     Viewbar software, we automatically track certain information about your surfing behavior. This information includes the URL of the page you are visiting, what browser you are using, and your IP address. YOU CAN CLOSE THE VIEWBAR WINDOW AT ANY TIME TO STOP THIS TYPE OF INFORMATION GATHERING. (To completely cancel your membership in AllAdvantage and to have your personal data deleted from our systems, just notify us at vbsupport@alladvantage.com. You will then no longer be able to earn money
     --------------------------
     as set out in this Agreement.)

     Information required for Tax Purposes Related to the Viewbar Service. If
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     You join the Viewbar Service and accrue US $250 in your account we may contact you to request additional information including, for example, the Social Security number of our U.S. Members or confirmation of country of residence for non-US members. We will only use this additional information for legitimate purposes related to complying with applicable tax laws. If You are contacted and fail to provide us with the information we legitimately require, we may refuse to pay You until we receive that information.

     Cookies Used in the Viewbar Service. The process we use to serve
     ------------------------------------
     advertisements to the Viewbar window involves use of a "cookie." A cookie is a piece of text that can be entered into the memory of your computer. It helps AllAdvantage and our advertising service track the frequency and placement of advertisements. Many Internet services deliver cookies to visitors of their Web sites. Cookies store information about your use of their service on your computer where it can only be retrieved by the same service at a later time. Cookies are used by Internet services to make their services much more convenient and personalized. The cookie(s) we use will not store or identify you directly with personal information but they do identify you with your membership ID and we reference cookies to accurately store information relating to your membership and on-line behavior.

          . Our Viewbar software uses cookies to make sure you don't see the same ad repeatedly. We also use cookies to deliver content specific to your interests, and to save your password so you don't have to re-enter it each time you connect to the Internet.

          . Most cookies are "session cookies," meaning that they are automatically deleted at the end of a session. You are always free to decline our cookies, if your browser permits, or to ask your browser to indicate when a cookie is being sent. You can also delete cookie files from your computer at your discretion. Note that if you decline our cookies or ask for notification each time a cookie is being sent, your Viewbar window may not function properly and we may have difficulty rendering service to you. If you would like more information about cookies, you may wish to do a search on Yahoo or visit http://www.cookiecentral.com.
                                          ----------------------------

          . We use an outside company to display ads in the Viewbar window. These ads may place cookies on your computer. While we use cookies in other parts of our Web site, cookies received with banner ads are monitored by our ad-serving company, and we do not have access to this information. However, we have contractual arrangements that restrict our partners, including the ad-serving company, from using these cookies for anything other than fulfilling their service to AllAdvantage.

     . Our Use of Your Information. In addition to uses of Your information described above, AllAdvantage may use Your information in the following ways:

     Registration Information.  We use your email address to verify your
     -------------------------
     identity and protect against fraud and to contact you when you are eligible to download the Viewbar software. In addition, we use it to send you updates about your account, new products and services, and company updates. If you participate in the Viewbar Service, we'll use the address information to mail your check to you and to verify your location for tax purposes. We use URL information we collect to help direct advertising to you that is more likely to be of interest to you. We use your IP address to help diagnose problems with our server and to administer our Web site. Your IP address is also used to gather broad demographic information.

     Information Gathered Through the Viewbar Service.  We will process the
     -------------------------------------------------
     information we gather while You use the Viewbar program to build a profile of your interests and activities so that we can send you advertisements, offers, benefits and content targeted at your specific interests, and to provide you with the full benefits of membership. As we aggregate this type of information about all of our members, we offer summaries to our advertisers and other interested parties so that they can learn what products and services are most popular to consumers, but we do not disclose our members' names, addresses, email addresses, or other personally identifiable information to these third parties.

     International Transfers.  AllAdvantage has centralized its records in the
     ------------------------
     United States but may perform some of its data processing outside of the United States. To do this, AllAdvantage may transfer your personal data internationally to other countries. Some of the countries may have laws that protect personal data, some may not. AllAdvantage will protect your information no matter where we process or store your data by following this privacy statement and by complying with the relevant data protection laws in force in your country. We will also oblige our third party contractors to comply with those laws. By becoming a Member you give your consent to this transfer of your personal data.

     Transfer of this Agreement.  AllAdvantage may transfer or share your
     ---------------------------
     information within the AllAdvantage Group as part of a transfer of your membership agreement. It will, for example, do this in order to improve the administration of the AllAdvantage services. At all times the AllAdvantage Group will follow this privacy policy and ensure the security and confidentiality of personal data.

 .    External Links. The Viewbar window contains links to Web sites.
     AllAdvantage is not responsible for the privacy practices or the content of such Web sites.

 .    Security. This site has security measures in place to protect the loss, misuse, and alteration of the information under our control. We use industry standard procedures and processes to safeguard the confidentiality of your identifiable personal information, such as firewalls, encryption, token authentication, application proxies, monitoring technology, and adaptive analysis of network traffic to track abuse of our network and its data. Unfortunately, when you submit information about yourself to AllAdvantage over the Internet the information may travel over many systems that are not under the control of AllAdvantage. The Internet is not 100% secure and others may intercept the information that you are sending. One easy and important way to protect your personal information is to guard your account password and close your browser and Viewbar windows when you step away from your computer.

 .    Consent to Process Personal Data/Choice/Opt-In/Opt-Out. AllAdvantage
                                                             ------------
     members constantly have the option to enter and exit the AllAdvantage
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     service at any time and for any length of time. While the Viewbar Service
     ----------------------------------------------
     is active Members consent to it recording data which will be used by AllAdvantage in accordance with this policy. Members who participate in the Viewbar Service have the opportunity to opt-in to receive promotional/marketing information via the Viewbar window from our partners at any time, simply by opening the Viewbar window. To opt-out, members simply close the Viewbar window. Members are always free to close their account by sending an email to support@alladvantage.com. In such a case, your personal data will be destroyed. Furthermore, all members are provided opportunities to opt-in to marketing and promotional programs provided by our advertisers through our Web site.

 .    Updating or Deleting Your Information. To update your contact or address information, please use the Account Update Form in the Account Center [link]. To make other updates to Your account, to demand a copy of your stored personal data, or to have your personal data deleted, contact our support organization using the form at http://www.alladvantage.com/supportform.asp.
     -------------------------------------------

 .    A Special Note About Children. AllAdvantage wants to help parents protect the privacy of children and has taken steps to obtain parental permission before children may begin the Viewbar Service. For more information, See the Parental Consent page [link]. AllAdvantage does not consider our Web Site or the Viewbar Service to be directed at children but some children have signed up as Members. To remove your child from AllAdvantage membership or the Viewbar Service, please contact us at support@alladvantage.com.

 .    Contacting the Web Site. If you have any questions about this privacy policy, the practices of this site, or your dealings with this Web site, you can contact privacy@alladvantage.com.

B.   Updates to This Agreement.  AllAdvantage may revise these terms from time
------------------------------
to time. We will bring to your attention your right to object to the revision. We will notify you of each revision and you may object to the updated version within a four-week period. If you do object, we are entitled to cancel your membership upon six weeks notice. If you do not object, this will be considered as consent. Your continued use of the benefits of membership after you receive our note will signify your acceptance of the modified terms.

C.   Basic Requirements for Membership.  To maintain a Membership in the Viewbar
--------------------------------------
Service, You must meet the following requirements and AllAdvantage.com reserves its legal rights to terminate the Membership of anyone who fails to meet these requirements on an ongoing basis:

 .    If You are under 18 years of age, You must have the permission of Your parent or legal guardian to participate in the Viewbar Service. See our Parental Consent Page [link] to find out how your parent can provide consent;

 .    Approved Territories. You must be physically located within an Approved
     Territory while using the Viewbar Service, be a legal resident of an Approved Territory, and have a mailing address in an Approved Territory (P.O. Box addresses will not be accepted). The Viewbar Service is currently available in the following countries and provinces ("Approved Territories"):

          .    Australia;
          .    Canada;
          .    France;
          .    Germany;
          .    New Zealand, and
          .    United States of America

 .    One Account Per Member. You may only sign up once and maintain one
     Membership in the Service. You may not have multiple Viewbar windows displayed on one screen simultaneously. AllAdvantage.com reserves the right to terminate duplicate accounts, resulting in the potential loss of accumulated credits;

 .    Provide Accurate Information. You must provide AllAdvantage.com with valid contact and residence information and promptly update such information should it change or should additional information be required by AllAdvantage.com for legitimate tax-related purposes or any other reason required by applicable law. You may not impersonate or misrepresent Your identity. AllAdvantage.com reserves its legal rights to terminate any account, and associated membership, containing untruthful information;

 .    Accounts are Not Transferable. Your password and account are personal to
     You and are not transferable; You may not allow anyone else to use Your password or account; You may not use anyone else's password or account or act to accrue earnings for anyone else's account; You are responsible for keeping Your password secret; AllAdvantage is not liable for any loss or damage caused by any disclosure of your password or account; You may only create an account for yourself and may not establish account on behalf of anyone else;

 .    Comply with Laws. You agree to comply with all of your local, state, province, country or regional legal restrictions that may be applicable to your membership in AllAdvantage;

 .    Cancel at Anytime. You may cancel Your Membership at anytime by ceasing to use and destroying the copy of the Viewbar software and notifying AllAdvantage at vbsupport@alladvantage.com or using the "Cancel my Membership" form http://www.alladvantage.com/quit.asp on the
                 -----------------------------------------
     AllAdvantage.com website. If you decide to cancel Your membership and later wish to re-enroll, You will be assigned a new account number, You may have to wait for activation of the Viewbar Service all over again along with other new members, and You will not receive further credit for referrals made using Your previous account. Notwithstanding our right to terminate this Agreement without any notice for good cause, we may at any time terminate your membership by written six weeks prior notice;

 .    Termination of Accounts. To the full extent allowed by law, AllAdvantage at its sole discretion and for any or no reason may refuse to accept applications for membership and requests to use the Viewbar Service; and may terminate any Members without prior notice for good cause, particularly including, but not limited to: (a) serious violation of any provision of this Agreement; (b) aiding in or promoting circumvention of the Viewbar Service; and (c) acting against the business interests or reputation of AllAdvantage despite a warning letter; (d) otherwise acting in a severely or substantially unlawful manner in relationship to AllAdvantage, the AllAdvantage.com website; the AllAdvantage Viewbar Service; or any content provider to the website or Viewbar Service; (e) material breach of our spamming policy; or
     (f) any other reason at the discretion of AllAdvantage. Notwithstanding our right to terminate this Agreement for good cause without any prior notice, we, at any time, may terminate your membership by written 6 weeks prior notice.

 .    If your account is terminated by AllAdvantage, You may not re-enroll or join under a new account unless formally invited to do so by AllAdvantage. (See Payment Issues below for more information about termination of accounts.)

 .    Lapsing of Account. If you do not surf with the Viewbar window active for at least one hour within any 1-year period, your membership will automatically lapse without notice and any accrued credits in your account below the equivalent of U.S. $20 will be deemed "unearned" and will be forfeited.

D.   Your Relationship to AllAdvantage.com.  By filling out the "Join Now" form
------------------------------------------
You are applying to receive a service. Your relationship to AllAdvantage.com is one of an independent contractor and/or customer. No employee-employer relationship is created by Your use of the Service. ALLADVANTAGE HAS NO OBLIGATION TO OFFER THE VIEWBAR SERVICE OR OTHER PROMOTIONS TO YOU.

E.   Using the Viewbar Software.   Instructions for downloading, installing and
-------------------------------
operating the Software program are included in the download file. Read the instructions carefully. You are in sole control of whether the Viewbar software is "Active" on your screen. You have no obligation to use the Viewbar software.

 .    Privacy. Please note that while you are using the Viewbar software certain information will be recorded, such as which web sites you visit (See the Privacy Policy section [link] for more details). By continuing to use the Viewbar software in "active" mode you consent to this recording. You may elect not to have the information recorded by simply closing the Viewbar window.

 .    Compensation. Subject to the limitations and conditions of this Agreement,
     You can earn money or other compensation for active surfing of the Internet when the Viewbar window is "Up" on Your screen and not obstructed, meaning that the entire Viewbar window is visible to You. Compensation will be "credited" to Your account according to the following limitations:

     Active Surfing Only.  Only time You spend "Actively Surfing," as reasonably
     --------------------
     determined by AllAdvantage, will be credited to Your account. "Actively Surfing" means that You are sitting in front of Your computer and browsing the Internet (browsing remote web pages and content not stored on your computer or local network) using one of the supported browsers as evidenced by, for example, clicking on links, scrolling, typing or other mouse movement in response to Internet web pages. Inactivity for three minutes or more may temporarily stop any crediting of Your account until movement is again detected by the Viewbar software. AllAdvantage.com may amend this definition at any time by putting notice on its website.

     More on Active Surfing.  In no event does Active Surfing include time
     -----------------------
     spent in chat rooms, discussion groups, interactive gaming sites, world-wide-web enabled email sites, or sites that do not obtain their content through the World-Wide Web.

     Incompatible Programs. The Viewbar software may be "incompatible" with
     ----------------------
     other software programs, including but not limited to other advertising-display programs. If the Viewbar software detects an incompatible program running on Your computer, the Viewbar window may close automatically. If this occurs, the crediting of Your account will cease until You activate the Viewbar software again and the incompatible program is no longer running. AllAdvantage.com is not liable for the effects of any such incompatibility.

     No Tampering. You promise neither to simulate, to "fake", or to falsify
     --------------
     Active surfing in order to earn money or other compensation from AllAdvantage, nor to interfere with the visual display of advertising or with the Viewbar window or with the Service's tracking of your Active Surfing behavior, nor to assist others in doing any of the above. Simulating, faking, or falsifying Active Surfing includes, but is not limited to, creation of, distribution of or use of software or other devices that simulate Active Surfing. You also promise and agree not to tamper in any way with the proper functioning or tracking of the Service. You agree that AllAdvantage may, and You understand that AllAdvantage will terminate your account, or take legal action against you, if you engage in any such simulating, faking, falsifying, or tampering. AllAdvantage may also publicly display your name and a description of your actions if you engage in such activity. You agree that by accepting compensation from AllAdvantage for Active Surfing you are representing to AllAdvantage that you have not engaged in any such activities designed to thwart the purpose of this Agreement, such as simulation, faking, or falsifying Active Surfing or otherwise tampering with the Service, or assisting others in doing so;

     No Guarantee of Accuracy. YOU AGREE AND UNDERSTAND THAT ALTHOUGH
     -------------------------
     ALLADVANTAGE.COM WILL MAKE REASONABLE EFFORTS TO MAKE THE ACTIVITY DETECTION PROCESS FAIR AND CONSISTENT, ALLADVANTAGE.COM DOES NOT GUARANTEE THE PRECISION OF THE PROCESS. YOU WILL ONLY BE CREDITED AMOUNTS FOR TIME SPENT ACTIVELY SURFING AS REASONABLY DETERMINED BY ALLADVANTAGE.COM.

     Hourly Limits Per Month.  The amount of time that will be credited to Your
     ------------------------
     account is limited by hours per calendar month ("Monthly Time Limit") and AllAdvantage.com reserves the right to change the Monthly Time Limit at any time by posting the new limit on the Rate Page that can be found at [link -- need url address]

     Hourly Rate May Change.  The amount of money that will be credited to Your
     -----------------------
     account for active surfing by You, or for the active surfing of Your referrals, may vary. AllAdvantage.com will compensate You according to the then-current rates for Your time spent viewing the Viewbar window as tracked by AllAdvantage, subject to the limits herein: You are responsible for checking the Rate Page at http://www.alladvantage.com/rates.asp to obtain notice of changes.

 .    One Account Per Computer. Each computer can only have one AllAdvantage.com account on it (the software restricts the program to one per machine for now).

 .    No Use by International Members While Visiting the U.S. If You live outside
                                                             -------------------
     the United States but visit the United States, You agree not to (a) use the
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     Viewbar software; or (b) perform any activities related to the Viewbar
     ----------------------------------------------------------------------
     Service, including obtaining referrals, while physically located in the
     -----------------------------------------------------------------------
     United States (e.g. if You came to the U.S. on vacation or for business.)
     -------------

 .    Software Updates. Users must upgrade to the new versions of the Viewbar software as they become available in order to maintain active status with the Viewbar Service. AllAdvantage.com reserves the right to refuse to credit accounts for Members using past versions of the Viewbar software.

F.  The Referral Program.  If You are accepted by AllAdvantage.com as a Member
-------------------------
of the Viewbar Service and meet all the requirements provided in this Agreement You may earn credits for some activities of members that You refer to the Service ("Your Referrals") and some activities of members referred by Your Referrals. The Referral Program is subject to the following constraints:

 .    One Referrer Only.  Each new Member may only designate one referrer at the time they become a member of AllAdvantage.

 .    Referral Levels. You will receive credits only for Viewbar Service activities of five levels of referrals as shown here:

     YOU

      R1: Names You as Referrer ("Direct Referral")

          R2: Names R1 as Referrer ("Extended Referral")

              R3: Names R2 as Referrer ("Extended Referral")

                   R4: Names R3 as Referrer ("Extended Referral")

                        R5: Names R4 as Referrer ("Extended Referral")

 .    Rates May Change. The rates paid for the activities of Your Referrals are subject to change. The current rates can be found on the Current Rates Page on http://www.AllAdvantage.com/rates.asp.

 .    Hourly Limits. You will be credited for the activities of Your Referrals only up to the then-current Monthly Time Limit and only up to that portion of the Monthly Time Limit that You have actively surfed using the Viewbar window during that month. So, for example, if You "actively surf" for only 5 hours in a given month, You can only be credited for up to 5 hours of active surfing by each of Your Referrals.

 .    Members may not use Spam to Obtain Referrals. You may not use unsolicited email, usenet, message board postings or other similar methods of mass messaging ("spam") to gather referrals. (Usenet and message board spam are messages sent or posted which are unrelated to the topic of discussion of the particular news group or message board.) The use of spam to promote the AllAdvantage service has strict negative consequences. Not only may AllAdvantage terminate the Membership of any Member who in AllAdvantage's reasonable opinion has used unsolicited email to gain referrals (a "Spammer"); AllAdvantage will also sever the branch of the "referral tree" made up of direct and extended referrals obtained by the Spammer. The branch accounts (those under the Spammer) will not be terminated, but those Members above the Spammer on the referral tree may not benefit (e.g. receive Viewbar credits) from them. In addition, You may be subject to state and federal penalties or other legal consequences under applicable law if You send unsolicited email. Our Anti-Spam Policy (http://www.alladvantage.com/antispam.asp) provides more details and is
      ----------------------------------------
     incorporated into this Agreement.

 .    Marketing Claims. You agree not to make any misrepresentations to any of
     Your Referrals or potential Referrals with respect to compensation typically received by AllAdvantage.com members or with respect to compensation that potential members are likely to receive, and to fully comply with all applicable laws related to multi-level marketing programs.

 .    WebMaster Program. AllAdvantage.com grants You a limited license to use the
     AllAdvantage trademarks and tradename as described on the Webmaster Program page [http://www.alladvantage.com/webmaster.asp] solely for the purpose of seeking legitimate referrals to the AllAdvantage.com site. This license is subject to the terms and conditions of our Trademark policy set out on the Webmaster Program page which may be varied by AllAdvantage.com from time to time. All use of the AllAdvantage.com trademarks and trade names shall be for the sole benefit of AllAdvantage and You hereby agree to assign and do all things necessary to ensure that AllAdvantage receives the benefit of such use or required by AllAdvantage.com to protect its trademarks. AllAdvantage.com also reserves the right to revoke this license on a selective basis upon reasonable prior notice. Improper use of the trademarks and/or tradename of AllAdvantage.com is strictly prohibited and AllAdvantage.com may terminate the account or cancel the membership of anyone who violates this policy.

 .    No benefits are available to members for referrals of advertisers to
     AllAdvantage.com.

G.  Payment Issues.
-------------------

 .    Monitoring Your Account Balance. You may view your account balance and the number of referrals that you have made at the AllAdvantage.com "Account Info" web page. At this point, the account information is not updated in real-time as credits are accrued, but AllAdvantage will try to keep the amounts updated every few hours. If you have a question about your account balance, contact vbsupport@alladvantage.com.

 .    Mailing of Checks. Currently, the only way to receive compensation from
     AllAdvantage.com is by check mailed to the mailing address provided by You in the membership form. In the future, AllAdvantage.com may initiate alternative methods of payment (e.g. credit to a credit card) and reserves the right to charge a fee for continued mailing of checks after that time. Subject to the limitations herein, AllAdvantage.com will mail a check to You within a reasonable time after You have accumulated at least US $20 in Your account.

 .    Taxes. You are fully responsible for filing your local, state, or federal or any other taxes if applicable on any compensation received as a result of Your participation in the Service. When/If Your annual earnings through the AllAdvantage.com Service reaches $250.00, AllAdvantage.com will request Your Social Security number and/or other appropriate tax-related information to use to comply with federal and state or other tax regulations AllAdvantgae.com will not pay out credits earned in excess of the $250 limit without receiving this information from You.

 .    If Your Account is Terminated. AllAdvantage.com may refuse to pay some or all of the amounts credited to the terminated Member's account if such amounts were earned in violation, or after violation, of this Agreement or were otherwise unlawfully obtained by the Member. Similarly, AllAdvantage will have no obligation to pay a Member for amounts credited to the Member's account that were earned in violation or after violation of this Agreement by any of the Member's direct or extended referrals.

H.   Your Relationship with Advertisers. Your relationship with merchants or
--------------------------------------
advertisers found on the Site, including payment for and delivery of related goods or services, entry into and operation of promotions, discounts or contests, and any other terms, conditions, warranties or representations associated with such dealings, are solely between You and such merchant or advertiser. You agree not to hold AllAdvantage liable for any loss or damage of any sort incurred as the result of any such dealings or as the result of the content provided by such merchants or advertisers through the Service. By clicking through ads in the Viewbar window or taking advantage of discounts and promotions directed to AllAdvantage members by our advertisers, You are authorizing the advertiser to share information with AllAdvantage about the promotion, products or services that You obtained from them. AllAdvantage will use this information to help improve the promotions and discounts offered to AllAdvantage members.

I.   Software License
---------------------

     Grant of License. Subject to the terms of this Agreement, AllAdvantage
     ----------------
     hereby grants and You accept a personal, non-exclusive, non-transferable, terminable license, to install and use the Viewbar software on a single computer for the purpose, and only during the term, of Your participation in the AllAdvantage Viewbar Service and subject to the conditions and limitations of this Viewbar Agreement between You and AllAdvantage.com.


     BACKUPS.  You may copy the Software only for backup purposes, provided that
     -------
     You reproduce all copyright and other proprietary notices that are on the original copy of the Software. The Software is licensed, not sold, to You for use only under the term of this Agreement. AllAdvantage.com reserves all rights not expressly granted to You. You may own the media, if any, on which the Software is recorded, but AllAdvantage retain ownership of all copies of the Software itself and any intellectual property rights therein.

     Restrictions. You may not use, copy, modify, or transfer the Software, or
     ------------
     any copy thereof, in whole or in part, except as expressly provided for in this Agreement or applicable law. You may not tamper with, modify, reverse engineer, disassemble, or decompile the Software except to the extent such restrictions are overridden by other law. Any attempt to transfer any of the rights, duties or obligations hereunder is void. You may not rent, lease, loan, resell for profit, or distribute the Software, or any part hereof.

     Support.   AllAdvantage.com will provide email support of Your use of this
     -------
     Software. The initial phone number for this support is 1 (510) 783-6759. Support questions may also be directed to vbsupport@alladvantage.com. You agree to keep this phone number and email address strictly confidential and to use them only for Your own legitimate support questions. This contact information is subject to change. Check the AllAdvantage.com website for notices of such changes.

J.   Disclaimer of Warranties.  YOU EXPRESSLY AGREE THAT USE OF THE SERVICE AND
-----------------------------
SOFTWARE IS AT YOUR SOLE RISK. THE SERVICE AND SOFTWARE ARE PROVIDED ON AN "AS IS" AND "AS AVAILABLE" BASIS. TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW, ALLADVANTAGE.COM EXPRESSLY DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED BY LAW, CUSTOM OR OTHERWISE, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY, SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. ALLADVANTAGE.COM MAKES NO WARRANTY REGARDING ANY GOODS OR SERVICES PURCHASED OR OBTAINED THROUGH THE SERVICE OR ANY TRANSACTIONS ENTERED INTO THROUGH THE SERVICE.

K.   Limitation of Liability.  TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW,
----------------------------
NEITHER ALLADVANTAGE.COM NOR ANY OF ITS PARENTS, MEMBERS, SUBSIDIARIES, AFFILIATES, SERVICE PROVIDERS, LICENSORS, OFFICERS, DIRECTORS OR EMPLOYEES SHALL BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT, RESULTING FROM THE USE OR THE INABILITY TO USE THE SERVICE OR FOR THE COST OF PROCUREMENT OF SUBSTITUTE GOODS AND SERVICES OR RESULTING FROM ANY GOODS OR SERVICES PURCHASED OR OBTAINED OR MESSAGES RECEIVED OR TRANSACTIONS ENTERED INTO THROUGH THE SERVICE OR RESULTING FROM UNAUTHORIZED ACCESS TO OR ALTERATION OF USER'S TRANSMISSIONS OR DATA, INCLUDING BUT NOT LIMITED TO, DAMAGES FOR LOSS OF PROFITS, USE, DATA OR OTHER INTANGIBLE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL ALLADVANTAGE.COM'S TOTAL CUMULATIVE LIABILITY TO ANY MEMBER UNDER THIS AGREEMENT EXCEED AN AMOUNT EQUAL TO: THE NUMBER OF HOURS THAT THE MEMBER PERSONALLY SPENT ACTIVELY SURFING DURING THE IMMEDIATELY PRECEDING TWO MONTHS, MULTIPLIED BY THE MAXIMUM HOURLY PAYOUT RATE PUBLISHED BY ALLADVANTAGE.COM FOR THE VIEWBAR SERVICE DURING THAT SAME PERIOD.

L.   Force Majeure.  AllAdvantage will not be in default or otherwise liable for
------------------
any delay or failure in its performance under this Agreement where such delay or failure arises by reason of an Act of God, or any government or governmental body, acts of war, the elements, strikes or labor disputes, power or system failures, failure of the Internet, computer hacking, or other causes beyond the control of AllAdvantage.

M.   Governing Law and Other Terms. Any action related to this Agreement will be
----------------------------------
governed by California law, excluding (1) principles of conflicts of laws, and
(2) the United Nations Convention on Contracts for the International Sale of Goods. Any action relating to this Agreement shall be brought in the state or federal courts located in the Northern District of California, and You hereby submit to the jurisdiction and venue thereof. You agree to comply with the laws of California and the United States that apply to the use of this Service and the compensation You may receive. If the law of Your country, state, or province of residence prohibit or limit Your participation in this Service, then You are responsible for complying with such laws and you agree to indemnify AllAdvange.com against any breach by You.

If any part of this Agreement is held to be unenforceable, the unenforceable part shall be given effect to the greatest extent possible and the remainder will remain in full force and effect. This Agreement is personal to You and You may not transfer, delegate, or assign this Agreement, your referral network, your AllAdvantage account or other benefits you receive as an AllAdvantage Member to anyone. Any attempt by You to assign or delegate this Agreement shall be null and void. AllAdvantage.com may assign this Agreement at its sole discretion.

This Agreement constitutes the entire Agreement between You and AllAdvantage.com in connection with the Viewbar Service and general membership in AllAdvantage.com and supersedes all prior agreements between the parties regarding the subject matter contained herein.

N.   Contacting Us.  If You have questions about the Viewbar Service or this
------------------
Agreement, please contact vbsupport@AllAdvantage.com.